UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2009

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
(Exact name of Registrant as specified in its charter)

New York	1-3268	14-0555980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

284 South Avenue, Poughkeepsie, New York	12601-4879
(Address of principal executive offices)	(Zip code)

(845)-452-2000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a)  Amendments to Articles of Incorporation or By-Laws

On December 31, 2009, the Board of Directors of Central Hudson Gas & Electric Corporation (“Central Hudson”) unanimously approved and adopted amendments to Article I, Sections 3 and 4, Article II, Sections 8 and 9, Article III, Section 2, Article IV, Sections 1, 3, 8, 9, 10, 11, 12, and 13, Article V, Section 4, and Article VI, Section 1 of Central Hudson’s By-Laws, effective December 31, 2009.

Article I, Sections 3 and 4, Article II, Section 8, Article III, Section 2, Article IV, Sections 1, 3, 8, 9, 10, 11, 12, and 13, Article V, Section 4, and Article VI, Section 1 of the By-Laws were amended to replace the title “President and Chief Operating Officer” with the title “President.”

Article II, Section 9 of the By-Laws was amended to provide, among other things, for notice by email to Directors of meetings of the Board of Directors.

A copy of the By-Laws of Central Hudson, as amended, is attached to this Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits. The following is filed as an exhibit to this Form 8-K pursuant to Item 6.01 of Regulation S-K:

3(ii).1      By-Laws of Central Hudson Gas & Electric Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

Date: January 5, 2010	By:	/s/ Kimberly J. Wright
		Name:	Kimberly J. Wright
		Title:	Controller

EXHIBIT INDEX

Exhibit No.	Exhibit

3(ii).1	By-Laws of Central Hudson Gas & Electric Corporation